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                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 24, 2006, among North American Palladium Ltd., a company organized under the Canada Business Corporations Act (the "Company"), and each of the purchasers identified on the signature pages hereto (each a "PURCHASER" and collectively the "PURCHASERS").

        WHEREAS, the parties have agreed to enter into this Agreement in connection with, and as a condition to the Initial Closing under, the Securities Purchase Agreement, dated as of the date hereof, among the Company and the Purchasers (the "PURCHASE AGREEMENT");

        WHEREAS, (i) the Company has agreed, upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Purchasers the Notes (as defined in the Purchase Agreement), which are convertible into, amortizable with and/or repayable in Common Shares of the Company (the "NOTE SHARES") in accordance with the terms of the Notes, and (ii) the Company has agreed upon the terms and subject to the conditions set forth in the Purchase Agreement, to issue and sell to the Purchasers the Warrants (as defined in the Purchase Agreement), which are exercisable for Common Shares of the Company (the "WARRANT SHARES");

        WHEREAS, upon exercise of the Unit Warrants (as defined in the Purchase Agreement) by any Purchaser, the Company shall issue the Additional Units (as defined in the Unit Warrants) consisting of Notes, which will be convertible, amortizable and/or repayable in, and Warrants, which will be exercisable for, Common Shares (collectively, the "ADDITIONAL SHARES").

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company agrees to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, (collectively, the "SECURITIES ACT"), and applicable state securities laws, including pursuant to the U.S.-Canadian multijurisdictional disclosure system ("MJDS"), and the Company and the Purchasers further agree as follows:

        1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated:

                "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks in New York City or Toronto, as applicable, are authorized or required by law to remain closed.

                "CANADIAN PROSPECTUS" means a prospectus or prospectuses of the Company filed and receipted under Ontario Securities Laws and included in a Registration Statement under the MJDS.

                "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

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                "CONVERSION NOTICE" means the Conversion Notice the form of which is attached as SCHEDULE 1 to the Notes.

                "EFFECTIVE DATE" means the date a Registration Statement has been declared effective by the SEC.

                "EFFECTIVENESS DEADLINE" means (i) with respect to the initial Registration Statement required to be filed pursuant to SECTION 2(A)(I), the date that is 60 days from the Initial Closing, (ii) with respect to any additional Registration Statements that may be required pursuant to SECTION 2(A)(II) (other than in respect of Interest Shares), the 60th day following the Second Closing or any Unit Warrant Closing, as applicable, and (iii) with respect to any additional Registration Statements that may be required pursuant to SECTION 2(A)(III) in respect of Interest Shares, the twenty-second (22nd) day following the Interest Payment Date (as defined in the Notes) upon which such Interest Shares were issued.

                "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "EXERCISE NOTICE" means the Exercise Notice the form of which is contained in SCHEDULE 1 to the Warrants.

                "FILING DEADLINE" means (i) with respect to the initial Registration Statement required to be filed pursuant to SECTION 2(A)(I), the date that is 30 days from the Initial Closing, (ii) with respect to any additional Registration Statements that may be required pursuant to SECTION 2(A)(II) (other than in respect of Interest Shares), the 30th day following the Second Closing or any Unit Warrant Closing, as applicable, and (iii) with respect to any additional Registration Statements that may be required pursuant to SECTION 2(A)(III) in respect of Interest Shares, the date on which such Interest Shares are issued.

                "INTEREST SHARES" means any Common Shares issued or issuable in payment of interest accrued under the Notes.

                "INVESTOR" means a Purchaser or any transferee or assignee thereof to whom a Purchaser assigns its rights under this Agreement and who agrees in writing to become bound by the provisions of this Agreement in accordance with SECTION 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees in writing to become bound by the provisions of this Agreement in accordance with
SECTION 9.

                "ONTARIO SECURITIES LAWS" means, the Securities Act (Ontario) and the regulations and rules made thereunder and the applicable published policy statements issued by the OSC.

                "OSC" means the Ontario Securities Commission.

                "PERSON" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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                "REGISTER," "REGISTERED," and "REGISTRATION" refer to a
registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

                "REGISTRABLE SECURITIES" means any Common Shares issued or issuable pursuant the Transaction Documents (including without limitation the Note Shares and Additional Shares, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing).

                "REGISTRATION STATEMENT" means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date on which such registration statement became effective.

                "REQUIRED HOLDERS" means a majority in interest of the holders of Registrable Securities, including each of KFOC and IP Synergy Finance Inc., in each case for so long as it or any of its affiliates holds any Registrable Securities.

                "REQUIRED REGISTRATION AMOUNT" means, with respect to Note Shares issuable in connection with a Principal Payment (as defined in the Notes), in accordance with Section 3(b) of the Notes, 125% of the number of Note Shares issuable pursuant to the Notes assuming that all Principal Payments under the Notes were to be satisfied by the issuance of Note Shares in accordance with
Section 3(b) thereof, and dividing the sum of such Principal Payments by 90% of the VWAP for the five consecutive Trading Days immediately preceding the applicable date of determination.

                "SEC" means the United States Securities and Exchange
Commission.

                "SECURITIES LAWS" means the Ontario Securities Laws and the U.S. Securities Laws.

                "TRADING DAY" means (a) any day on which the Common Shares are listed or quoted, and traded, on the AMEX, or (b) if the Common Shares are not then listed or quoted, and traded, on the AMEX, then any Business Day.

                "TRANSFER AGENT" means the transfer agent (including any co-transfer agent) of the Company with respect to the Common Shares.

                "TSX" means the Toronto Stock Exchange.

                "U.S. SECURITIES LAWS" means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder.

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        2.      REGISTRATION.

                (a) (i) INITIAL REGISTRATION. As soon as practicable, and in any event prior to the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form F-10 (which shall include the Canadian Prospectus in the form of a base shelf prospectus as contemplated by National Instrument 44-102, Shelf Distributions ("NI 44-102"), prepared and filed with the OSC), to register under the Securities Act the resale, from time to time, by the selling shareholders identified therein, of all of the Registrable Securities that are or arise from Note Shares (other than Interest Shares) and/or Warrant Shares underlying the Notes and Warrants that were issued by the Company at the Initial Closing. In the event that Form F-10 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of SECTION 2(E).

                        (ii) SUBSEQUENT REGISTRATIONS. As soon as practicable after each of the Second Closing and any exercise of the Unit Warrants, and in any event prior to the applicable Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form F-10 (which shall include the Canadian Prospectus in the form of a base shelf prospectus as contemplated by NI 44-102, prepared and filed with the OSC), to register under the Securities Act the resale, from time to time, by the selling shareholders identified therein, of all of the Registrable Securities relating to such Second Closing or Unit Warrant exercise, as applicable (other than Interest Shares). In the event that Form F-10 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of
SECTION 2(E).

                        (iii) INTEREST SHARE REGISTRATIONS. As soon as practicable after the Company receives an Interest Payment Notice electing payment in Common Shares, in accordance with Section 2(b) of the Notes, and in any event prior to the applicable Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form F-10 (which shall include the Canadian Prospectus in the form of a base shelf prospectus as contemplated by NI 44-102, prepared and filed with the OSC), to register under the Securities Act the resale, from time to time, by the selling shareholders identified therein, of all of the Registrable Securities relating to Interest Shares issued in connection with such Interest Payment Notice. In the event that Form F-10 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of SECTION 2(E).

                (b) Each Registration Statement prepared pursuant to SECTIONS 2(A)(I) and (II) shall register for resale not less than the number of Common Shares equal to the number of Registrable Securities underlying the Notes and Warrants issuable on the Initial Closing, the Second Closing or any Unit Closing, as applicable; provided, that with respect to Registrable Securities issuable in connection with a Principal Payment (as defined in the Notes) in accordance with Section 3(b) of the Notes, the Company shall register for resale the Required Registration Amount. Each Registration Statement prepared pursuant to SECTION 2(A)(III) hereto shall register for resale not less than the number of Interest Shares issuable on the applicable Interest Payment Date (as defined in the Notes). Neither the Company nor any affiliate thereof shall identify any Investor as an underwriter in any public disclosure or filing with the SEC, the OSC or any Eligible Market, unless required to do so under applicable Securities Laws, and any Investor being deemed an underwriter by the SEC or the OSC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document (as defined in the Purchase Agreement). Each Registration Statement, and to the extent applicable, each

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Canadian Prospectus, shall contain (except if otherwise directed by the Required
Holders or a securities regulator, provided, that if any changes are required by the securities regulator, such changes shall be subject to the approval of the Required Holders, which such approval shall not be unreasonably withheld) the "PLAN OF DISTRIBUTION" section in substantially the form attached hereto as EXHIBIT A. The Company shall use its best efforts to have each Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

                (c) INCLUSION OF SECURITIES OTHER THAN REGISTRABLE SECURITIES. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

                (d) LEGAL COUNSEL. Subject to SECTION 5 hereof, the Required Holders shall each have the right to select one legal counsel in each of Canada and the U.S. to review and oversee any registration pursuant to this SECTION 2 (collectively, "LEGAL COUNSEL"). The Company and the Investors shall cause their respective Legal Counsel to reasonably cooperate with each other in performing the Company's obligations under this Agreement.

                (e) INELIGIBILITY FOR FORM F-10. In the event that Form F-10 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form F-3 or such other appropriate form reasonably acceptable to the Required Holders, and (ii) undertake to reestablish its eligibility to use Form F-10 in connection with the registration of the resale of Registrable Securities (other than the Registrable Securities covered by the Form F-3 or other appropriate form) as soon as practicable thereafter, provided that the Company shall use its best efforts to maintain the effectiveness of the Registration Statement then in effect. In the event the Company timely files a Registration Statement with the SEC on a form other than Form F-10 as a result of the application of this Section, the Effectiveness Deadline set forth in each of clauses (i), (ii) and (iii) of the definition of that term shall be extended by 30 days (and, for purposes of clause (iii) only, an additional 30 days in the event the SEC elects to review the Registration Statement).

                (f) SUFFICIENT NUMBER OF SHARES REGISTERED. In the event the number of shares available under a Registration Statement filed pursuant to
SECTION 2(A) is insufficient to cover all of the Registrable Securities that are issuable in connection with any Principal Payment (as defined in the Notes) in accordance with Section 3(b) of the Notes, the Company shall amend the applicable Registration Statement, or file a new Registration Statement, or both (and make parallel amendments or filings with the OSC, to the extent necessary or advisable), so as to cover at least such Registrable Securities as soon as practicable, but in any event not later than 15 days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

                (g) EFFECT OF FAILURE TO FILE AND OBTAIN AND MAINTAIN EFFECTIVENESS OF REGISTRATION STATEMENT. Upon the occurrence of any Event (as defined below) and on every monthly anniversary thereof until the applicable Event is cured, as partial relief for the damages suffered therefrom by the Investors (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor an amount in cash, as

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special interest under the Notes held by such Purchaser (or if prohibited by applicable law or in the event Notes are not then held, as liquidated damages and not as a penalty), equal to 2% of the aggregate purchase price paid under the Purchase Agreement for the Securities held by such Investor for each of the first and second months and 1% for each month thereafter. The special interest (or liquidated damages, as applicable) payable pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event. For such purposes, each of the following shall constitute an "EVENT":
(i) a Registration Statement is not filed on or prior to the applicable Filing Deadline or is not declared effective on or prior to the applicable Effectiveness Deadline; (ii) subject to an allowable suspension pursuant to
SECTION 3(P) below, after the Effective Date of a Registration Statement, an Investor is not permitted to sell Registrable Securities under such Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason for three or more consecutive Trading Days or five or more Trading Days in aggregate in any 12 month period; (iii) the Common Shares are not listed or quoted, or are suspended from trading, on the AMEX for three or more consecutive Trading Days or five or more Trading Days in aggregate in any 12 month period; (iv) the Company fails for any reason to deliver a certificate evidencing any Securities to an Investor within three Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Investors pursuant to the Transaction Documents are otherwise suspended for any reason, except in the event the Company timely pays the Buy-In Price pursuant to SECTION 9(F) of the Notes or
Section 5(c) of the Warrants, as applicable; (v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved Common Shares available to issue all shares underlying the Notes and Warrants issued or issuable pursuant to the Transaction Documents; and (vi) any Common Shares directly or indirectly issued pursuant to the Transaction Documents are not freely tradeable on the TSX under Ontario Securities Laws and all other applicable securities laws, other than (A) for 120 days after the date hereof, and (B) with respect to KFOC only, the restrictions on tradeability set forth in National Instrument 45-102, Resale of Securities ("NI 45-102"). At the election of any Investor, any amount required to be paid by the Company to such Investor pursuant to this Section may instead be added to the principal amount of the outstanding Notes then owned by such Investor.

        3. RELATED OBLIGATIONS. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to SECTION 2(A), 2(E) or 2(F), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

                (a) The Company shall submit to the SEC, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or the Ontario Securities Commission, as applicable, or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness (or the equivalent under MJDS) of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall use its best efforts to keep each Registration Statement effective at all times until the earlier of (i) the fourth anniversary of the date such Registration Statement became effective and
(ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the "REGISTRATION PERIOD"); provided that for so long as any Purchaser

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is an "affiliate" of the Company as defined in Rule 144 under the Securities
Act, the four-year period referred to in clause (i) of this sentence shall be extended for such Purchaser to (X) such time as such Purchaser is no longer an affiliate under Rule 144, and (Y) in the case of KFOC, if earlier, the earlier of (A) ten years from the date hereof, or (B) one year after the death of Mr. George B. Kaiser. Notwithstanding the foregoing, the Company shall not be required to keep a Registration Statement effective for a particular Investor that is not an affiliate under Rule 144 if all of the Registrable Securities held by or issuable to such Investor may immediately be sold under Rule 144 during a 90-day period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

                (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to one or more Registration Statements and the prospectus used in connection with such Registration Statements, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act (or the equivalent under MJDS), as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this SECTION 3(B)) by reason of the Company filing a report on Form 40-F, Form 6-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. In addition, the Company shall prepare and file with the OSC such supplements and amendments to the Canadian Prospectus as may be required under NI44-102 or Ontario Securities Laws throughout the Registration Period, as required to maintain the effectiveness of the Registration Statement under the MJDS.

                (c) The Company shall (i) permit Legal Counsel to review and comment upon (A) mature drafts of a Registration Statement and the Canadian Prospectus (and the final version of such documents if there have been any material changes thereto) at least five Business Days prior to its filing with the SEC or the OSC and (B) all amendments and supplements to all Registration Statements (except for Reports on Form 40-F and Form 6-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or Canadian Prospectus or amendment or supplement thereto in a form to which Legal Counsel reasonably objects; provided that Legal Counsel responds with substantially all comments within ten Business Days of receipt of such documents and in any event prior to the applicable Filing Deadline. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or OSC or the staff of the SEC or OSC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC or OSC, as the case may be, one copy of any Registration Statement and Canadian Prospectus and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits, and (iii) upon the effectiveness of any Registration Statement,

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one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this SECTION 3(C).

                (d) The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request), and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                (e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of all applicable jurisdictions, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions and as may be necessary for the Purchasers to consummate the disposition of the Registrable Securities; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business as a foreign corporation or dealer in any jurisdiction where it would not otherwise be required to qualify but for this SECTION 3(E), (B) subject itself to general taxation in any such jurisdiction, or (C) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

                (f) The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement (including any report or filing incorporated by reference in such Registration Statement), as then in effect, or Canadian Prospectus, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to SECTION 3(P), promptly prepare a supplement or amendment to such Registration Statement (and/or Canadian Prospectus), which shall be approved by Legal Counsel, provided that such approval shall not be unreasonably withheld, or file an appropriate document that is incorporated by reference to correct such untrue statement or omission, and deliver ten copies of such supplement or

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amendment to Legal Counsel and each Investor (or such other number of copies as
Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile or electronic transmission on the same day of such effectiveness), (ii) of any request by the SEC or OSC for amendments or supplements to a Registration Statement or Canadian Prospectus, as the case may be, or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement or Canadian Prospectus would be appropriate.

                (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or Canadian Prospectus, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

                (h) The Company shall make available for inspection, during normal business hours on two Business Days notice, by (i) any Investor, (ii) Legal Counsel and (iii) any firm of accountants or other agents retained by the Investors (collectively, the "INSPECTORS"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record other than public Records, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act or Ontario Securities Laws or stock exchange requirements, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                (i) The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with Securities Laws,
(ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Canadian Prospectus or is otherwise required under the Securities Act, (iii) the release of such

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information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                (j) The Company shall use its best efforts to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and
(ii) secure designation and quotation of all of the Registrable Securities covered by a Registration Statement on the AMEX and to be listed and quoted for trading on the TSX. The Company shall pay all fees and expenses in connection with satisfying its obligation under this SECTION 3(J).

                (k) The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, use its best efforts to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request; provided that the Company is entitled to receive, upon request made to an Investor, in connection with a delivery of Registrable Securities not containing any legend, written confirmation of the matters set forth in SECTION 4(C) hereof.

                (l) If reasonably requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering, and (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                (m)     [Omitted.]

                (n) The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

                (o) Within two Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC.

                (p) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the holders of Registrable Securities, suspend sales under a Registration Statement after the effective date thereof and/or require that such holders immediately cease the sale of Common Shares pursuant thereto and/or defer the filing of any subsequent Registration Statement if: (i) the Company is in possession of material non-public information relating to a material merger, acquisition, sale or similar material transaction, (ii) the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Shares) to file a Registration Statement at such time and (B) it is in the best interests of the Company to defer proceeding with such registration at such time, and (iii) in the opinion of legal counsel for the Company sales under the Registration Statement are required to be suspended. Upon receipt of such notice, each holder of Registrable Securities shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such holder has received copies of a supplemented or amended prospectus or until such holder is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company's Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company's rights under this
SECTION 3(P) may be exercised not more than one time, nor for a period of more than 90 days, in any 12-month period. Immediately after the end of any suspension period under this SECTION 3(P), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the holders of Registrable Securities to publicly resell their Registrable Securities pursuant to such effective Registration Statement. Notwithstanding anything to the contrary contained herein, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement, if required, prior to the Investor's receipt of the notice of a suspension period and for which the Investor has not yet settled.

                (q) The Company shall cause new certificates free of any Canadian legends to be delivered to the Investor forthwith following the presentation to the Company of a Declaration for Removal of Legend in the form attached hereto as EXHIBIT B.

        4.      OBLIGATIONS OF THE INVESTORS.

                (a) At least five Business Days prior to the first anticipated filing date of a Registration Statement or Canadian Prospectus, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement or Canadian Prospectus. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor and any special interest or default resulting from such failure, that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities.

                (b) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in SECTION 3(G), the first sentence of SECTION 3(F) or a suspension period under SECTION 3(P) (a "SUSPENSION NOTICE"), such Investor will (i) immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 3(G) or the first sentence of SECTION 3(F) or receipt of notice that no supplement or amendment is required, and (ii) if so requested by the Company, deliver to the Company or destroy all copies of the prospectus covering the Registrable Securities in its possession at the time of receipt of such Suspension Notice. Notwithstanding anything to the contrary contained herein, the Company shall cause its transfer agent to deliver unlegended Common Shares to a transferee of an Investor in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale and delivered a copy of the applicable prospectus prior to the Investor's receipt of a notice from the Company of the happening of any event of the kind described in SECTION 3(G) or the first sentence of SECTION 3(F) and for which the Investor has not yet settled.

                (c) Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act, in each case, as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of disposition described in the Registration Statement.

        5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts, commissions and other selling expenses, incurred in connection with registrations, filings or qualifications pursuant to SECTIONS 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of legal counsel for the Company shall be paid by the Company. The Company shall also reimburse the Investors for the reasonable fees and disbursements of Legal Counsel in connection with registration, filing or qualification pursuant to SECTIONS 2 and 3 of this Agreement.

        6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement or Canadian Prospectus under this
Agreement:

                (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED PERSON"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "CLAIMS") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC or OSC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED DAMAGES"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC or OSC, as applicable, but only in respect of the period thereafter) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading,
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or other law, including, without limitation, any state or provincial securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or Canadian Prospectus and any rule or regulation of the AMEX or TSX, or (iv) any violation of this Agreement by the Company (the matters in the foregoing clauses (i) through (iv) being, collectively, "VIOLATIONS"). Subject to SECTION 6(C), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any reasonable and documented legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

        Notwithstanding anything to the contrary contained herein, the indemnity agreement contained in this SECTION 6(A): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to SECTION 3(D); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to SECTION 3(D), but only in respect of the period thereafter; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, but only in respect of the period thereafter, if such prospectus or corrected prospectus was timely made available by the Company pursuant to
SECTION 3(D); and (iv) shall
not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to SECTION 9.

                (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in SECTION 6(A), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED PARTY"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and, subject to SECTION 6(C), such Investor will reimburse any reasonable and documented legal or other reasonable and documented expenses incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this SECTION 6(B) and the agreement with respect to contribution contained in SECTION 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this SECTION 6(B) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to SECTION 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this SECTION 6(B) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

                (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this SECTION 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this SECTION 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable and documented fees and expenses of not more than one counsel in each applicable jurisdiction for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties (except for other Indemnified Parties), firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this SECTION 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

                (d) The indemnification required by this SECTION 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

                (e) The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

        7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under SECTION 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and
(ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

        8. REPORTS UNDER THE EXCHANGE ACT AND ONTARIO SECURITIES LAWS. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("RULE 144"), the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

                (c) furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request such information not available on SEDAR or EDGAR as may be reasonably requested by each Investor to permit the Investors to sell such securities pursuant to Rule 144 without registration. The Company will also continue to make all filings and take all actions required under applicable Ontario Securities Laws and under TSX requirements, including maintaining its reporting issuer status in good standing under applicable Ontario Securities Laws.

        9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights under this Agreement shall be automatically assignable by the Investors to any transferee in a private transaction of all or any portion of such Investor's Notes and/or Warrants, pursuant to the terms thereof, if: (a) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; (c) at or before the time the Company receives the written notice contemplated by clause
(b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (d) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement.

        10. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof maybe waived (either generally or in a particular instance and either retroactively or prospectively), only with the prior written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this SECTION 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

        11.     MISCELLANEOUS.

                (a) A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same

Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

                (b) Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                130 North Adelaide Street W., Ste. 2116
                Toronto, Ontario, Canada M5H 3P5
                Telephone No.:(416) 360-3560
                Facsimile No.: (416) 360-7709
                Attn.:  Ian MacNeily

                With a copy to:

                Gowling, Lafleur Henderson LLP
                1 First Canadian Place, Ste. 1600
                100 King Street West
                Toronto, Ontario, Canada M5X 1G5
                Telephone No.: (416) 862-7525
                Facsimile No.: (416) 862-7661
                Attn.: Leslie Gord

                and:

                Skadden, Arps, Slate, Meagher & Flom LLP
                222 Bay Street, Ste. 1750
                P.O. Box 258
                Toronto, Ontario Canada M5K 1J5
                Telephone No.: (416) 777-4700
                Facsimile No.: (416) 777-4747
                Attn.: Riccardo A. Leofanti

                If to a Purchaser, to its address and facsimile number as set forth in the Purchase Agreement, with copies to such Purchaser's legal counsel as set forth in the Purchase Agreement, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (iii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively

                (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                (d) ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTIONS) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTIONS OTHER THAN THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                (e) This Agreement, the other Transaction Documents and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                (f) Subject to the requirements of SECTION 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

                (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation hereof. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise clearly indicated. Whenever the word "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

                (h) This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                (j) All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

                (k) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

                (l) This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                (m) Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars. All amounts owing under this Agreement are payable in United States Dollars. All amounts denominated in other currencies shall be converted in the United States dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

                (n) The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no provision of this Agreement is intended to confer any obligations on any Purchaser vis-a-vis any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

                (o) Except as otherwise provided herein, in any other Transaction Document or as required by applicable law or legal process or stock exchange requirements, no Investor may make any public announcement concerning this Agreement or the transactions contemplated by this Agreement without obtaining the prior written consent of the Company and giving the Company no less than 48 hours to review and comment on such public announcement prior to release.

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                           SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                            NORTH AMERICAN PALLADIUM LTD.

                                            By:  _______________________________
                                                 Name:  ________________________
                                                 Title: ________________________



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                    SIGNATURE PAGES OF PURCHASERS TO FOLLOW]

                                            PURCHASERS:

                                            [PURCHASER]


                                            By: ______________________________
                                                Name:_________________________
                                                Title:________________________


                                            Address for Notice:


                                                New York, NY 10021
                                                Telephone No.:
                                                Facsimile No.:
                                                Attn:


                                            With a copy to:

                                                Proskauer Rose LLP
                                                1585 Broadway
                                                New York, New York 10036-8299
                                                Facsimile No.: (212) 969-2900
                                                Telephone No.: (212) 969-3000
                                                Attn: Adam J. Kansler

                                            KAISER-FRANCIS OIL COMPANY


                                            By: ______________________________
                                                Name:_________________________
                                                Title:________________________


                                            Address for Notice:

                                                P.O. Box 21468
                                                Tulsa, Oklahoma 74121-1468
                                                Telephone No.: (918) 494-0000
                                                Facsimile No.: (918) 491-4694
                                                Attn: Chief Financial Officer


                                            With a copy to:

                                                Frederic Dorwart, Lawyers
                                                124 East 4th Street
                                                Tulsa, Oklahoma 74103-5010
                                                Telephone No.:
                                                Facsimile No.:
                                                Attn: H. Steven Walton

                                    EXHIBIT A

                              PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o       privately negotiated transactions;

o       short sales;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o       a combination of any such methods of sale; and

o       any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

        Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under the applicable provisions of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under the applicable provisions of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        We are required to pay all fees and expenses incident to the registration of the shares of common stock, other than the fees and disbursements of counsel to the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of Exchange may apply to sales of our common stock and activities of the selling stockholders.

                                   EXHIBIT B

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:       NORTH AMERICAN PALLADIUM LTD.
AND TO:   COMPUTERSHARE TRUST COMPANY OF CANADA

        The undersigned holds common shares (the "COMMON SHARES") of North American Palladium Ltd. (the "Issuer") that were issued upon the exercise of convertible securities of the Issuer that the undersigned originally purchased from the Issuer in March, 2006. The undersigned hereby requests the removal of all Canadian securities law legends from the certificates representing such Common Shares and, in furtherance thereof, represents, warrants and certifies that it proposes to sell such Common Shares either:

        (1)     under a U.S. registration statement in the U.S.;

        (2) to a U.S. person in accordance with applicable U.S. securities laws;

        (3)     through the facilities of a U.S. stock exchange; or

        (4)     otherwise outside Canada.


DATED this      day of      , 200 .

Witness:                          )
                                  )
                                  )
                                  )       Signature of Registered Holder
                                  )
                                  )
                                          Name of Registered Holder